Exhibit 99.1

Rent the Runway, Inc. Announces First Quarter 2025 Results

Strongest Quarterly Customer Retention in Four Years

Return to Subscriber Growth with over 147,000 Active Subscribers, the Highest Quarter Ending Active Subscriber Count in Company History

New Inventory Strategy Drove Significant Improvements in Subscriber Count and Customer Retention

NEW YORK, June 5, 2025 - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), the company transforming the way women get dressed by pioneering the world’s first Closet in the Cloud, today reported financial results for the fiscal quarter ended April 30, 2025.

Rent the Runway is in the midst of a multi-year corporate strategy transformation, and we believe that the changes we've introduced in the first quarter of 2025 have started driving meaningful improvement. By implementing an aggressive inventory acquisition strategy, innovating to enhance the product experience, and restoring our relationship with our customers, we have seen a reignition of subscriber growth and the strongest quarterly customer retention in four years.

"I have conviction that this quarter’s results prove that our focus on transforming our inventory and getting back to our customer-obsessed roots is working,” said Jennifer Hyman, Co-Founder, CEO and Chair of Rent the Runway. “We made a big bet on new inventory and we’ve already seen higher customer engagement and retention. I believe that Rent the Runway’s momentum and customer loyalty is back."

Recent Business Highlights

•Began deploying our new inventory strategy on site: Our historic investment in inventory began reaching customers, with a 24% increase in new inventory receipts in Q1 2025 versus Q1 2024. In Q1, we launched 36 new brands and over 1,000 new styles. We expect that the remainder of the year will be even more impactful, with inventory receipts expected to increase +134% YoY. We also expect to launch over 40 new brands and post over 2,700 new styles.
•Expanded inventory from pillar brands: In Q1, we released four new collaborations with Sea NY, Plan C, Ganni and Simon Miller, and increased the number of styles from popular brands like Staud, Ulla Johnson, Veronica Beard, and Tanya Taylor. Pillar brands are leading the way in customer engagement, with more demand, love rate, and hearts per style.
•Continued to demonstrate that RTR is a valuable marketing channel for many brands, providing an effective way for them to reach new customers outside of traditional marketing channels.
•Improved the new member experience, providing white glove service to early term customers: In Q1, we launched styling support, a 60-day customer promise where customers can get new items sent to them at no cost if they're unsatisfied with any of the items in their order, and called 50% of new members to ensure they had a smooth introduction. By the end of Q2, we anticipate 100% of our early term customers will receive a call.

•Introduced highly requested product features, including back-in-stock notifications: Historically the most requested new feature, beginning in Q1, customers can request to be notified when an item is back in stock. As of June 1, 25% of all subscribers engaged with back in stock notifications and 48% of subscribers successfully added a back in stock item to their bag from a notification.
•Reconnected with our customers: Through authentic, transparent communications and branding and unique member experiences, we’ve shown our customers we heard them during Q1 and we've continued this campaign in Q2.
•Increased customer engagement: We’ve seen higher engagement with our Spring 2025 inventory, which has 23% higher share of views, 46% more hearts, and a 14% higher love rate than our Spring 2024 buy. Customers are also adding more items to their shipments, with April add-on gross bookings +11% versus the prior year.
•Launched a new organic media strategy: We engaged with our opinionated community members on Reddit and introduced new content series on social media, including new spokespeople and highlights of the Rent the Runway team. The engagement rate on our social channels is up 163% since we launched our new strategy in April and May as compared to the two months prior.

"We’re pleased to see customers responding enthusiastically to our significant investment in inventory this fiscal year,” said Sid Thacker, Chief Financial Officer of Rent the Runway. “The energy from both our customers and employees is palpable. We are happy with the sequential growth in ending active subscribers and continue to expect double digit growth in ending active subscribers for fiscal year 2025. We have more to do, but believe we are firmly on the right track."

First Quarter 2025 Key Metrics and Financial Highlights

•Revenue was $69.6 million, a (7.2)% decrease year-over-year from $75.0 million in the first quarter of fiscal year 2024.
•147,157 ending Active Subscribers, representing an increase of 1% from 145,837 at the end of the first quarter of fiscal year 2024.
•133,468 Average Active Subscribers, representing a change of (2)% from 135,896 at the end of the first quarter of fiscal year 2024.
•182,209 ending Total Subscribers, representing a change of (2)% from 185,346 at the end of the first quarter of fiscal year 2024.
•Gross Profit was $21.9 million, representing a change of (22.9)% from $28.4 million in the first quarter of fiscal year 2024. Gross Margin was 31.5%, as compared to 37.9% in the first quarter of fiscal year 2024.
•Net Loss was $(26.1) million, as compared to $(22.0) million in the first quarter of fiscal year 2024. Net Loss as a percentage of revenue was (37.5)%, as compared to (29.3)% in the first quarter of fiscal year 2024.
•Adjusted EBITDA1 was $(1.3) million, as compared to $6.5 million in the first quarter of fiscal year 2024. Adjusted EBITDA Margin1 was (1.9)%, as compared to 8.7% in the first quarter of fiscal year 2024.
•Net cash provided by (used in) operating activities was $8.3 million, as compared to $4.6 million in the first quarter of fiscal year 2024.
1 Represents a non-GAAP financial measure. A full reconciliation of the Adjusted EBITDA and Adjusted EBITDA Margin is shown in the Non-GAAP Financial Measures section of this release

•Net cash provided by (used in) operating activities as a percentage of revenue was 11.9%, as compared to 6.1% in the first quarter of fiscal year 2024.
•Net cash used in investing activities was $(14.7) million, as compared to $(6.0) million in the first quarter of fiscal year 2024.
•Net cash used in investing activities as a percentage of revenue was (21.1)%, as compared to (8.0)% in the first quarter of fiscal year 2024.

Outlook

For the fiscal second quarter of 2025, Rent the Runway expects:
•Revenue of between $76 million and $80 million
•Adjusted EBITDA Margin2 of between (2)% and +2%

For fiscal year 2025, Rent the Runway continues to expect:
•Double-digit growth in ending Active Subscribers versus fiscal year 2024
•Free Cash Flow of between $(30) million and $(40) million3

There are unknowns around the economy and tariffs as well as timing of potential customer retention improvements that can further affect actual results for fiscal year 2025 versus expectations.

Please see our first quarter 2025 earnings presentation at https://investors.renttherunway.com/ under the “Presentations” section for supplemental guidance.
2 Represents a non-GAAP financial measure. As more fully described in the Non-GAAP Financial Measures section of this release, a reconciliation of Adjusted EBITDA Margin for the second quarter of fiscal year 2025 is not available without unreasonable efforts.
3 Represents a non-GAAP financial measure. As more fully described in the Non-GAAP Financial Measures section of this release, a reconciliation of Free Cash Flow for fiscal year 2025 is not available without unreasonable efforts.

Earnings Presentation, Conference Call and Webcast

The first quarter 2025 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its first quarter 2025 financial results and provide a business update today, June 5, 2025, at 4:30 pm ET.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13753946.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. Under CEO and Co-Founder Jennifer Hyman’s leadership, RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times, while Hyman herself has been named to the “TIME 100: Most Influential People in the World" and as one of People Magazine’s “Women Changing the World."

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, guidance and underlying assumptions for the second fiscal quarter of 2025 and the fiscal year 2025, and statements regarding the impact of our multi-year transformational plan, the impact and volume of our new inventory, and our planned improvements to the new member experience. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to drive future growth or manage our growth effectively; the highly competitive and rapidly changing nature of the global fashion industry; risks related to the macroeconomic environment; changes in global trade policies, tariffs, and other measures that could restrict international trade; our ability to cost-effectively grow our customer base; any failure to attract or retain customers; our ability to accurately forecast customer demand, acquire and manage our offerings effectively and plan for future expenses; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; risks related to shipping, logistics and our supply chain; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; our reliance on the experience and expertise of our senior management and other key personnel; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties to provide payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; risks related to the Company's debt, including the Company's ability to comply with covenants in the Company's credit facility; risks related to our Class A capital stock and ownership structure; and risks related to future pandemics or public health crises.

Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Annual Report on Form 10-K for the year ended January 31, 2025, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers. Total Subscribers represents the number of subscribers with an active or paused membership as of the last day of the period and excludes subscribers who had an active or paused subscription during the period, but ended their subscription prior to the last day of the fiscal period.

Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

Gross Profit is defined as total revenue less costs related to activities to fulfill customer orders and rental product acquisition costs, presented as fulfillment and rental product depreciation and revenue share, respectively, on the consolidated statement of operations. We depreciate owned apparel assets over three years and owned accessory assets over two years, net of 20% and 30% salvage values, respectively, and recognize the depreciation on a straight-line basis and remaining cost of items when sold or retired on our consolidated statement of operations. Rental product depreciation expense is time-based and reflects all rental product items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin, to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance and free cash flow and free cash flow margin are useful in evaluating our performance and liquidity. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments, non-ordinary course legal fees, restructuring charges, income tax (benefit) expense, other income and expense, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of total revenue, net for a period.

We define free cash flow as net cash used in operating activities and net cash used in investing activities on a combined basis. Free cash flow margin is defined as free cash flow as a percentage of revenue.

The reconciliation of presented non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliations of free cash flow and Adjusted EBITDA margin expectations for fiscal year 2025 and Q2 2025, respectively, to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, and non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Press
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 30,	January 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$70.4	$77.4
Restricted cash, current	5.1	4.7
Prepaid expenses and other current assets	11.6	11.8
Total current assets	87.1	93.9
Restricted cash	3.9	4.4
Rental product, net	87.3	73.3
Fixed assets, net	26.8	28.3
Intangible assets, net	2.4	2.4
Operating lease right-of-use assets	31.4	32.1
Other assets	6.4	5.6
Total assets	$245.3	$240.0
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$16.6	$6.2
Accrued expenses and other current liabilities	31.2	20.3
Deferred revenue	12.7	10.2
Customer credit liabilities	5.9	6.0
Operating lease liabilities	4.9	4.7
Total current liabilities	71.3	47.4
Long-term debt, net	340.6	333.7
Operating lease liabilities	39.7	41.0
Other liabilities	0.8	0.4
Total liabilities	452.4	422.5

Stockholders’ equity (deficit)
Class A common stock	—	—
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	942.0	940.5
Accumulated deficit	(1,149.1)	(1,123.0)
Total stockholders’ equity (deficit)	(207.1)	(182.5)
Total liabilities and stockholders’ equity (deficit)	$245.3	$240.0

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue:
Subscription and Reserve rental revenue	$62.0	$66.1
Other revenue	7.6	8.9
Total revenue, net	69.6	75.0
Costs and expenses:
Fulfillment	20.4	20.6
Technology	9.6	9.6
Marketing	8.6	9.0
General and administrative	20.7	22.8
Rental product depreciation and revenue share	27.3	26.0
Other depreciation and amortization	2.7	3.3
Restructuring charges	—	0.2
Total costs and expenses	89.3	91.5
Operating loss	(19.7)	(16.5)
Interest income / (expense), net	(6.3)	(5.6)
Other income / (expense), net	0.1	0.1
Net loss before income tax benefit / (expense)	(25.9)	(22.0)
Income tax benefit / (expense)	(0.2)	—
Net loss	$(26.1)	$(22.0)
Net loss per share attributable to common stockholders, basic and diluted	$(6.58)	$(6.03)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,967,101	3,646,202

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Three Months Ended April 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(26.1)	$(22.0)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	10.3	11.3
Write-off of rental product sold	2.9	3.6
Other depreciation and amortization	2.7	3.3
Proceeds from rental product sold	(4.9)	(6.8)
(Gain) / loss from liquidation of rental product	(0.2)	0.4
Amortization of debt discount	6.9	6.4
Share-based compensation expense	1.5	3.0
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	0.2	0.9
Operating lease right-of-use assets	0.7	0.7
Other assets	(0.8)	(0.4)
Accounts payable, accrued expenses and other current liabilities	13.4	2.8
Deferred revenue and customer credit liabilities	2.4	2.1
Operating lease liabilities	(1.1)	(0.7)
Other liabilities	0.4	—
Net cash (used in) provided by operating activities	8.3	4.6
INVESTING ACTIVITIES
Purchases of rental product	(19.3)	(13.1)
Proceeds from liquidation of rental product	0.9	1.1
Proceeds from sale of rental product	4.9	6.8
Purchases of fixed and intangible assets	(1.2)	(0.8)
Net cash (used in) provided by investing activities	(14.7)	(6.0)
FINANCING ACTIVITIES
Other financing payments	(0.7)	(0.6)
Net cash (used in) provided by financing activities	(0.7)	(0.6)
Net (decrease) increase in cash and cash equivalents and restricted cash	(7.1)	(2.0)
Cash and cash equivalents and restricted cash at beginning of period	86.5	94.0
Cash and cash equivalents and restricted cash at end of period	$79.4	$92.0

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Three Months Ended April 30,
	2025	2024
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$70.4	$82.0
Restricted cash, current	5.1	5.2
Restricted cash, noncurrent	3.9	4.8
Total cash and cash equivalents and restricted cash	$79.4	$92.0

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Fixed operating lease payments, net	$2.8	$2.7
Fixed assets and intangibles received in the prior period	—	0.3
Rental product received in the prior period	2.7	3.3
Non-cash financing and investing activities:
Financing lease right-of-use asset amortization	$0.1	$0.1
Purchases of fixed assets and intangibles not yet settled	—	0.2
Purchases of rental product not yet settled	11.3	12.3

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss and net loss as a percentage of revenue, the most comparable GAAP financial measures, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the periods presented:

	Three Months Ended April 30,
	2025	2024
	(in millions)
Net loss	$(26.1)	$(22.0)
Interest (income) / expense, net (1)	6.3	5.6
Rental product depreciation	13.2	14.9
Other depreciation and amortization (2)	2.7	3.3
Share-based compensation (3)	1.5	3.0
Write-off of liquidated assets (4)	0.7	1.6
Non-ordinary course legal fees (5)	0.6	—
Restructuring charges (6)	—	0.2
Income tax (benefit) / expense	0.2	—
Other (income) / expense, net (7)	(0.1)	(0.1)
Other (gains) / losses (8)	(0.3)	—
Adjusted EBITDA	$(1.3)	$6.5
Net Loss as a percentage of revenue	(37.5)%	(29.3)%
Adjusted EBITDA Margin (9)	(1.9)%	8.7%

(1)Includes debt discount amortization of $6.9 million in the three months ended April 30, 2025 and $6.4 million in the three months ended April 30, 2024.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-ordinary course legal fees for the three months ended April 30, 2025 includes $0.6 million of costs related to securities lawsuits and non-recurring legal fees.
(6)Reflects restructuring charges primarily related to severance and related costs in connection with the January 2024 restructuring plan.
(7)Includes other (income) / expense recognized in the period.
(8)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 5 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(9)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Three Months Ended April 30,
	2025	2024
	(in millions)
Net cash (used in) provided by operating activities	$8.3	$4.6
Purchases of rental product	(19.3)	(13.1)
Proceeds from liquidation of rental product	0.9	1.1
Proceeds from sale of rental product	4.9	6.8
Purchases of fixed and intangible assets	(1.2)	(0.8)
Free Cash Flow	$(6.4)	$(1.4)
Free Cash Flow Margin	(9.2)%	(1.9)%